EXHIBIT 99.1



MILACRON LOGO
                                    A World Leader in Manufacturing Technologies



                                                                October 22, 2004



TO:      ALL DIRECTORS AND OFFICERS OF MILACRON INC.

         Darryl F. Allen             M. Bradley Baker
         Ronald D. Brown             Karlheinz Bourdon
         David L. Burner             John C. Francy
         Barbara H. Franklin         David E. Lawrence
         Steven N. Isaacs            Robert P. Lienesch
         Mark L. Segal               Robert C. McKee
         Joseph A. Steger
         Duane K. Stullich
         Charles F.C. Turner
         Larry D. Yost


RE:      Blackout Trading Prohibitions
         -----------------------------

As previously announced, we are conducting a rights offering with respect to shares of our common stock. In connection with the rights offering, 401(k) plan participants who have shares of our common stock in their 401(k) accounts will have the opportunity to purchase additional shares in accordance with the terms and conditions of the offering. However, these 401(k) plan participants will be unable to direct or diversify the shares purchased in the offering until the shares are actually received by the plan trustee. This time period is called a "blackout period." During this blackout period, you will be subject to certain trading prohibitions imposed by the Sarbanes-Oxley Act of 2002, as described below.

Blackout Period
---------------

The blackout period will begin on the last day of the subscription period for the offering, which we expect to be November 22, 2004, unless the subscription period is extended. The blackout period will end on the date the trustee of the 401(k) plan receives and allocates the shares purchased in the offering, which could be up to 10 business days (or longer) after the end of the subscription period.

I will contact you once I have more definite information about when the blackout period will begin and end.

Trading Restrictions
--------------------

During the blackout period, you generally will be prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring shares of our common stock or certain derivative securities, such as stock options. This prohibition, however, does not prevent you from exercising your purchase rights under the offering.


Milacron Inc. 2090 Florence Avenue Cincinnati, OH 045206-2425
Tel 513/487-5000 Fax 513/487-5057
================================================================================


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This  prohibition  is very  broad.  It applies  not only to shares of our common stock you may hold under the 401(k) plan, but also to our common stock, options, or other derivative securities that you acquired in connection with your service as a director or executive officer. In this regard, any Milacron security you sell or otherwise transfer is automatically treated as acquired in connection with your service as a director or executive officer unless you establish that the security was acquired from another source in accordance with rules established by the SEC.

Please note that this trading prohibition also applies to certain of our securities held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations.

Penalties
---------

It is very important that you comply with this trading prohibition. If you violate this trading prohibition, the SEC has the right to bring a civil or criminal enforcement action. Moreover, if you realize a profit from the prohibited trade, Milacron (or a security holder on Milacron's behalf) may have the right to bring an action against you to recover the profit. As a result, I ask that you first consult with me before you (or any family member or related entity) take any action with respect to our common stock, options or other derivative securities during the blackout period.

If you have any questions regarding the trading blackout, please contact me at the following address, telephone number, or e-mail address:

          2090 Florence Avenue
          Cincinnati, Ohio 45206
          Telephone: 513-487-5982
          E-mail: hugh_o'donnell@milacron.com

Thank you for your cooperation.

Very truly yours,

/s/ Hugh. C. O'Donnell

Hugh C. O'Donnell
/cab